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Exhibit 10.19

BASE SALARIES OF EXECUTIVE OFFICERS OF THE COMPANY

        As of October 1, 2009, the following are the base salaries (on an annual basis) of the executive officers of Network Engines, Inc.:

Name and Title	Base Salary
Gregory A. Shortell	$375,000
President, Chief Executive Officer and Director
Douglas G. Bryant	$240,000
Chief Financial Officer, Treasurer and Secretary
Charles N. Cone, III	$255,000
Senior Vice President of Sales and Marketing
Richard P. Graber	$205,000
Senior Vice President of Engineering and Operations

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  Exhibit 10.19